The transfer of this Debenture is subject to the restrictions set forth in
Section 4 of the Purchase Agreement dated January 20, 2000 between Paine Webber Group Inc. and the original holder of this Debenture.

                             PAINE WEBBER GROUP INC.

                      6.25% CONVERTIBLE DEBENTURE DUE 2007

                                                          No. New York, New York
                                                              $ January 20, 2000

                  PAINE WEBBER GROUP INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to (the "Employee") the principal amount of ($ ) on January 20, 2007, and to pay interest (computed on the basis of a 360-day year for the actual number of days elapsed) on the unpaid balance of such principal amount at a rate of 6.25% per annum from the date hereof, payable semiannually on each June 30 and December 31 after the date hereof, commencing June 30, 2000, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for prepayment or by acceleration or otherwise).

                  If any payment of principal of or interest on this Debenture is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. Payments of principal of and interest on this Debenture shall be made in lawful money of the United States of America at the principal office of the Company in the borough of Manhattan, the City and State of New York, or at such other office or agency in such Borough as the Company shall have designated by written notice to the registered holder hereof, or by a check of the Company payable to the registered holder hereof in such money and mailed to such holder at his registered address.

                  This Debenture is being issued pursuant to, and is subject to and incorporates by reference all of the terms of, the Purchase Agreement dated as of the date hereof between the Company and the Employee (the "Purchase Agreement"), including but not limited to the covenants set forth in Section 7 thereof.

                  1. Conversion and Redemption. On and subject to the terms and conditions set forth below, all or any portion of the unpaid principal amount of this Debenture equal to $1,000 or any integral multiple thereof may be converted into ____ shares of Series A Convertible Redeemable Preferred Stock established or to be established by the Company pursuant to the terms of the Purchase Agreement (the "Preferred Stock") at a conversion price equal to the liquidation value of $38.1875 per share (the "Conversion Price"). No part of this Debenture may be converted prior to January 20, 2003, except as described below. On such date and thereafter the original principal amount hereof shall become fully convertible into shares of Preferred Stock at the Conversion Price.

                  Upon any conversion of this Debenture, the registered holder hereof shall deliver to the Company a Notice of Conversion in the form attached to this Debenture. The foregoing notwithstanding, this Debenture shall be convertible as provided herein only under the following circumstances:

                  (a) While the Employee is a full-time employee of the Company or any Subsidiary, he shall be entitled to convert this Debenture on or after January 20, 2003 as of the date the Employee provides a Notice of Conversion, provided that, if the Company has elected to redeem the debenture as described below, the Employee may still elect to convert as of the date a Notice of Conversion is provided to the Company as long as the Employee remains employed as of the date of such Notice of Conversion and such Notice of Conversion is provided to the Company prior to the date set forth in the redemption notice, except as otherwise provided in clause (e) below.

                  (b) For one year following the death of the Employee or termination of his employment with the Company or any Subsidiary due to Retirement or Disability, the Employee or his estate or other legal representative, as the case may be, shall be entitled to convert 100% of the principal amount hereof and such conversion shall be effective as of the date the Notice of Conversion is provided to the Company. If the Employee does not elect conversion pursuant to this clause (b), the Company will automatically redeem such Debenture for 100% principal amount, plus accrued interest as soon a practicable following the expiration of the one year period described herein.

                  (c) For ninety days following a Termination Without Cause or a Voluntary Termination by the Employee that occurs on or after January 20, 2003, the Employee shall be entitled to convert 100% of the principal amount hereof and such conversion shall be effective as of the date of the Notice of Conversion. To the extent that the Employee does not elect conversion pursuant to this clause (c) or if such termination of employment occurs prior to January 20, 2003, the Company will automatically redeem such Debenture for 100% principal amount, plus accrued interest as soon a practicable following the expiration of the conversion period described herein, if any.

                  (d) If the Employee's employment is terminated for Cause, the Debenture will cease to be convertible as of the date of such termination of employment and the Company will redeem it at the principal amount, plus accrued interest as of such date.

                  (e)
                           (A) In the event that prior to January 20, 2003, (i)
                  the Company enters into an agreement, (ii) the Board of Directors of the Company approves a transaction, or (iii) there is a tender offer, which in either case, might result in a Change in Control, the Employee may elect to have the Debenture converted even if his employment is terminated other than for Cause or the Company may elect to redeem such Debenture prior to the effective time of the Change in Control and such conversion or redemption will be effective as of the effective time of the Change in Control. However, if the Company elects to redeem the Debenture prior to the Employee's election to convert, the Employee may still elect to convert such Debenture rather than having the Company redeem it as long as the Employee provides a Notice of Conversion prior to the effective time of the Change in Control. In the event the Debenture is not redeemed or converted prior to the Change in Control which occurs prior to January 20, 2003, such Debenture shall become fully convertible following the Change of Control but the Company may not redeem such Debenture until on or after January 20, 2004 as described below. Any conversion or redemption following a Change in Control will be implemented in accordance with the procedures described herein. In the event that the Change in Control does not become effective, any election to convert or redeem will not be effectuated unless the Debenture otherwise becomes convertible or redeemable as described herein.

                  (B) In the event that on or after January 20, 2003, (i) the Company enters into an agreement, (ii) the Board of Directors of the Company approves a transaction, or (iii) there is a tender offer, which in either case, might result in a Change in Control, the Debenture will remain convertible in accordance with the procedures described herein, even if the Employee's employment is terminated other than for Cause. However the Company may elect to redeem such Debenture prior to such Change in Control which occurs on or after January 20, 2003. However, if the Company elects to redeem the Debenture prior to the Employee's election to convert, the Employee may still elect to convert such Debenture rather than having the Company redeem it as long as the Employee provides a Notice of Conversion to the Company prior to the effective time of the Change in Control. In the event the Debenture is not redeemed or converted prior to the Change in Control which occurs on or after January 20, 2003 or such Change in Control does not occur, such Debenture shall remain fully convertible to the extent such Debenture remains outstanding following the Change in Control but the Company may not redeem such Debenture until on or after January 20, 2004 in accordance with the procedures described herein.

                  Notwithstanding the foregoing, on or after January 20, 2004, the Company may redeem the Debenture, provided that it has not already been converted or redeemed upon giving 60 days prior written notice and such redemption will be effective at the end of the 60 day period. However, if the Employee is entitled to convert the Debenture as described above, the Employee may elect to do so following the receipt of a notice of redemption from the Company and such conversion will be effective as of the date of the Notice of Conversion as long as such notice is provided to the Company prior to the date such redemption was to occur.

                  Promptly after a conversion of this Debenture or any portion hereof, the Company shall pay to the registered holder hereof all interest accrued hereon, or on the portion hereof converted, to the Conversion Date (as hereinafter defined) and shall issue and deliver to the registered holder hereof a certificate or certificates registered in his or its name for the number of whole shares of Preferred Stock issuable upon such conversion. The "Conversion Date" is the date on which this Debenture, or any portion hereof, is surrendered for conversion as provided above.

                  If less than the full principal amount of this Debenture is converted, the Company shall also deliver to the Pledgee, if any, or otherwise to the registered holder hereof a new Debenture in the form hereof for the balance of the principal amount of this Debenture.

                  2. Events of Default; Acceleration. If any of the following conditions or events ("Events of Default") shall occur and be continuing (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (a) the Company fails to (i) make any payment or prepayment of principal of this Debenture when due, or (ii) pay any interest on this Debenture when due and such failure to pay interest or such other amounts remains unremedied for ten Business Days; or

                  (b) any representation or warranty made by the Company in the Purchase Agreement proves to have been incorrect, in any material respect when made; or

                  (c) the Company fails to perform or observe any other term, covenant or agreement contained in this Debenture or the Purchase Agreement on its part to be performed or observed, and any such failure remains unremedied for 30 days after notice thereof is given to the Company by the registered holder of this Debenture; or

                  (d)       the Company or PaineWebber Incorporated ("PWI"):

                           (i) voluntarily commences any proceeding or files any
                  petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law,

                           (ii) consents to the institution of, or fails to
                  controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition,

                           (iii) applies for or consents to the appointment of a
                  receiver, trustee, custodian, sequestrator or similar official for the Company or PWI or for a substantial part of the property of either of them, or

                           (iv) makes a general assignment for the benefit of creditors; or

                  (e) an involuntary proceeding is commenced or a voluntary petition is filed in a court of competent jurisdiction seeking:

                           (i) relief against the Company or PWI, or all or a
                  substantial part of the property of either of them, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law,

                           (ii) the appointment of a receiver, trustee,
                  custodian, sequestrator or similar official for the Company or PWI or for a substantial part of the property of either of them, or

                           (iii) the winding-up or liquidation of the Company
                  or PWI;

         and such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing is entered;

then, at any time thereafter during the continuance of any such event, the registered holder hereof may, by written notice to the Company, declare this Debenture to be due and payable, whereupon it shall forthwith mature and become due and payable, together with all interest accrued thereon, without presentment, demand, protest or further notice, all of which are hereby expressly waived by the Company.

         3.       Definitions.

                  "Board" shall mean the Board of Directors of the Company.

                  "Business Day" shall mean any day on which banking institutions in the Borough of Manhattan, City and State of New York, are open for business and not authorized or obligated by law or executive order to close.

                  "Cause" shall mean (i) the Employee's conviction or plea of no contest to a felony involving the business of the Company or any Subsidiary,
(ii) the Employee's fraud against the business of the Company or any Subsidiary as determined by the Compensation Committee, (iii) any intentional act or omission by the Employee not undertaken in the good faith belief that it was in pursuit of the business of the Company or any Subsidiary and which is intended to cause and does cause material injury to the business, financial condition or prospects of the Company or any Subsidiary, or (iv) the Employee's continued and repeated failure to perform the material duties of the Employee's position with the Company or any Subsidiary (other than by reason of approved leave of absence, illness or disability) after the Employee has received written notice from the Company or any Subsidiary of such failure.

                  "Change in Control" shall mean the occurrence of one or more of the following events:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company or any Subsidiary (collectively referred to as "PWG"), any trustee or other fiduciary holding securities under an employee benefit plan of PWG, or any corporation owned, directly or indirectly, by the stockholders of Paine Webber in substantially the same proportions as their contemporaneous ownership of voting securities of Paine Webber, is or becomes a "20% Beneficial Owner." For purposes of this provision, a "20% Beneficial Owner" shall mean a person who is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 20% or more of the combined voting power of Company's then-outstanding voting securities (a "20% Beneficial Owner"); provided that (A) the term "20% Beneficial Owner" shall not include any Beneficial Owner that has crossed such 20% threshold solely as a result of an acquisition of securities directly from Company, or solely as a result of an acquisition by Company of Company securities, until such time thereafter as such person acquires additional voting securities other than directly from Company and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner and (B) with respect to any person who is and remains eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act with respect to Company securities, there shall be excluded from the number of securities deemed to be beneficially owned by such person for purposes of determining whether such person is a 20% Beneficial Owner a number of securities representing 10% of the combined voting power of Company's then-outstanding voting securities;

                           (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, together with any new director (other than a director designated by a person who has entered into an agreement with Company to effect a transaction described in paragraph (i), (iii) or (iv) hereof) whose election by the Board of Directors or nomination for election by Company's stockholders was approved by a vote of at least two-thirds
         (K) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

                           (iii) the stockholders of Company approve a merger, consolidation, recapitalization, or reorganization of Company, or a reverse stock split of any class of voting securities of Company, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 80% of the total voting power represented by the voting securities of Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting power of the voting securities of Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 80% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of Company or such surviving entity or of any subsidiary of Company or such surviving entity;

                           (iv) the stockholders of Company approve a plan of complete liquidation of PWG or an agreement for the sale or disposition by PWG of all or substantially all of PWG's assets (or any transaction having a similar effect); or

                           (v) any other event which the Board of the Company determines shall constitute a Change in Control for purposes of the Program.

                  "Common Stock" shall mean the common stock, $1.00 par value per share, of the Company.

                  "Disability" shall have the same meaning as is ascribed to such term in the PaineWebber Long Term Disability Plan.

                  "Pledgee" shall mean any person or other entity that holds the Debenture in pledge and has given written notice thereof, and of its current mailing address, to the Company.

                  "Retirement" shall mean the Employee's termination of employment on the first day of the month coincident with or next following (x) the tenth anniversary of the date on which his employment with the Company commenced and the date the Employee is at least 55 years old; provided that the Compensation Committee of the Company approves of such retirement, or (y) the date of his 65th birthday.

                  "Subsidiary" shall mean any corporation, association or other business entity which is required to be consolidated with the Company under generally accepted accounting principles.


                  "Termination Without Cause" shall mean a termination by the Company or a Subsidiary of the Employee's employment for any reason other than death, Retirement, Disability or Cause, if the Employee does not continue in the employment of, or promptly commence employment with, the Company or any Subsidiary.

                  "Voluntary Termination" shall mean a termination of employment with the Company or a Subsidiary at the initiative of the Employee, (unless upon such termination, the Employee remains in the employment of, or commences employment with, the Company or one or more Subsidiaries.

                  4. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.





                                             PAINE WEBBER GROUP INC.



                                                     By:
                                                        ------------------------
                                             Title: